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                                                                    EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                                                     Net          Weighted Average      Per-Share
                                                  Earnings             Shares            Amount
                                                 -----------      ----------------     -----------
Thirteen weeks ended October 31, 1999:
   Basic                                         $ 9,239,000         55,827,002        $      0.17
     Effect of dilutive stock options                     --          3,080,629
                                                 ------------------------------
   Diluted                                       $ 9,239,000         58,907,631        $      0.16
                                                 ===========        ===========        ===========

Thirteen weeks ended November 1, 1998:
   Basic                                         $ 4,998,000         55,612,921        $      0.09
     Effect of dilutive stock options                     --          2,224,919
                                                 ------------------------------
   Diluted                                       $ 4,998,000         57,837,840        $      0.09
                                                 ===========        ===========        ===========

Thirty-nine weeks ended October 31, 1999:
   Basic                                         $19,431,000         55,761,295        $      0.35
     Effect of dilutive stock options                     --          2,740,368
                                                 ------------------------------
   Diluted                                       $19,431,000         58,501,663        $      0.33
                                                 ===========        ===========        ===========

Thirty-nine weeks ended November 1, 1998:
   Basic                                         $10,989,000         53,987,790        $      0.20
     Effect of dilutive stock options                     --          2,338,001
                                                 ------------------------------
   Diluted                                       $10,989,000         56,325,791        $      0.20
                                                 ===========        ===========        ===========